Exhibit 23.2

                          Independent Auditors' Report


The Board of Directors
Home Federal Savings and Loan
    Association of Elgin, Inc.
Elgin, Illinois:

We have audited the statements of operations, stockholder's equity, and cash flows of Home Federal Savings and Loan Association of Elgin (the Association) for the year ended December 31, 1998 (not presented separately herein). These financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Home Federal Savings and Loan Association of Elgin for the year ended December 31, 1998 in conformity with accounting principles generally accepted in the United States of America.


/s/ KPMG, LLP
Chicago, Illinois
January 29, 1999